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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) September 10, 1997


                             CHIEF AUTO PARTS INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                       333-24029               13-3440178
- -------------------------------   ------------------------   -----------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                         ONE LINCOLN CENTRE, SUITE 200
                                5400 LBJ FREEWAY
                            DALLAS, TEXAS 75240-6223
              (Address of principal executive offices) (Zip Code)

                                 (972) 341-2000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name, former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         On September 9, 1997, Chief Auto Parts Inc. (the "Company") settled two lawsuits in which it was a defendant. The lawsuits were filed in September 1993 in the Superior Court of California, County of Alameda by Stephen Cooper and in March 1996 in the Superior Court of California, County of San Joaquin by 15 current and former managers. Both lawsuits alleged that the Company failed to pay store managers and associate store managers for overtime compensation as required by California law.

         Under the terms of the settlement, the Company will pay the plaintiffs and their attorneys an aggregate amount of $9 million. The money to fund the settlement will come from borrowings under the Company's revolving credit facility. In light of the provisions for potential losses previously recorded by the Company, the settlement will have no adverse impact on third quarter earnings. In agreeing to settle these lawsuits, the Company did not admit any liability or wrongdoing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHIEF AUTO PARTS INC.


Date: September 10, 1997                 By:  /s/ Thomas A. Hough
                                             ----------------------------------
                                                 Thomas A. Hough
                                                 Senior Vice President -
                                                 Finance, Treasurer,
                                                 and Chief Financial Officer